WILLIE KUSHNER, B.Sc.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form S-1 to be filed by Yaterra Ventures Corp. with the United States Securities and Exchange Commission:

1.	Report entitled “Geological Assessment Report on the Minnie Lode Claim” dated November 29, 2007;

2.	Report entitled “Summary Report on the BlueJack Property” dated August 6, 2008; and

3.	Report entitled “Lithological Sampling Report on the Minnie Lode Claim” dated October 1, 2008.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement on Form S-1.

Dated the 3rd day of December, 2008.

/s/ Willie Kushner
Willie Kushner, B.Sc.